EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS

                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         THIRD QUARTER, 1994





PRIMARY COMPUTATION

Net earnings per statement of earnings                      $ 29.3
                                                            ======
Weighted average number of common
stock equivalents                                               .6

Weighted average number of common
shares outstanding                                            46.5
                                                            ------
                                                              47.1
                                                            ======
Primary earnings per common share                           $  .62
                                                            ======

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             THIRD QUARTER, 1994




FULLY DILUTED COMPUTATION

Net earnings per statement of earnings                          $ 29.3

Add:  effect of after-tax interest expense
      on convertible debentures                                    1.7
                                                                ------
Net earnings, as adjusted                                       $ 31.0
                                                                ======
Weighted average number of common
shares outstanding                                                46.5

Weighted average number of common
stock equivalents                                                   .6

Add:  effect of converting 8% debentures
      into common stock                                            4.3  (A)
                                                                ------

                                                                  51.4
                                                                ======
Fully diluted earnings per common share                         $  .60
                                                                ======


(A) Assumes conversion of convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                            POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                     NINE MONTHS ENDED OCTOBER 2, 1994





PRIMARY COMPUTATION

Net earnings per statement of earnings                        $ 59.9
                                                              ======

Weighted average number of common
stock equivalents                                                 .4


Weighted average number of common
shares outstanding                                              46.7
                                                              ------

                                                                47.1
                                                              ======

Primary earnings per common share                             $ 1.27
                                                              ======

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                     NINE MONTHS ENDED OCTOBER 2, 1994




FULLY DILUTED COMPUTATION

Net earnings per statement of earnings                         $   59.9

Add:  effect of after-tax interest expense
      on convertible debentures                                     5.1
                                                               --------
Net earnings, as adjusted                                      $   65.0
                                                               ========
Weighted average number of common
shares outstanding                                                 46.7

Weighted average number of common
stock equivalents                                                    .6

Add:  effect of converting 8% debentures
       into  common  stock                                          4.3 (A)
                                                               --------
                                                                   51.6
                                                               ========
Fully diluted earnings per common share                        $   1.26
                                                               ========

(A) Assumes conversion of convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           THIRD QUARTER, 1993





PRIMARY COMPUTATION

Net earnings per statement of earnings                        $ 24.6  (A)
                                                              ======

Weighted average number of common
stock equivalents                                                 .6

Weighted average number of common
shares outstanding                                              46.8
                                                              ------

                                                                47.4
                                                              ======

Primary earnings per common share                             $  .52  (A)
                                                              ======



(A) These amounts have been restated to reflect the adoption of Financial Accounting Standards Board Statement No. 112 "Accounting for Postemployment Benefits" in the fourth quarter of 1993, retroactive to January 1, 1993.

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           THIRD QUARTER, 1993




FULLY DILUTED COMPUTATION

Net earnings per statement of earnings                         $ 24.6  (B)

Add:  effect of after-tax interest expense
      on convertible debentures                                   1.7
                                                               ------
Net earnings, as adjusted                                      $ 26.3
                                                               ======
Weighted average number of common
shares outstanding used for primary computation                  46.8

Weighted average number of common
stock equivalents                                                  .6

Add:  effect of converting 8% debentures
      into common stock                                           4.3  (A)
                                                               ------
Weighted average number of common shares
outstanding, as adjusted                                         51.7
                                                               ======
Fully diluted earnings per common share                        $  .51  (B)
                                                               ======


(A) Assumes conversion of convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B) These amounts have been restated to reflect the adoption of Financial Accounting Standards Board Statement No. 112 "Accounting for Postemployment Benefits" in the fourth quarter of 1993, retroactive to January 1, 1993.

                            POLAROID CORPORATION
             COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                      NINE MONTHS ENDED OCTOBER 3, 1993





PRIMARY COMPUTATION

Earnings before cumulative effect of changes in
accounting principle                                          $ 28.7  (A)


Cumulative effect to January 1, 1993 of changes in accounting principle for:

     FAS 106 "Employers Accounting for Post-
     retirement Benefits Other Than Pensions" net
     of tax of $85.0 million                                 (132.9)


     FAS 109 "Accounting for Income Taxes"                      33.6


     FAS 112 "Employers Accounting for Postemployment
     Benefits" net of tax of $12.7 million                     (19.9)
                                                              -------

Net loss per statement of earnings                            $(90.5)
                                                              =======

Weighted average number of common shares outstanding            46.7
                                                              =======

Primary loss per common share                                 $(1.94)  (A)
                                                              =======

(A) These amounts have been restated to reflect the adoption of Financial Accounting Standards Board No. 112 "Accounting for Postemployment Benefits" in the fourth quarter of 1993, retroactive to January 1, 1993.

                            POLAROID CORPORATION
                   POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                    NINE MONTHS ENDED OCTOBER 3, 1993




FULLY DILUTED COMPUTATION

Earnings before cumulative effect of changes
in accounting principles                                        $ 28.7  (B)

Cumulative effect to January 1, 1993 of changes in accounting principle for:

     FAS 106 "Employers Accounting for Post-
     retirement Benefits Other Than Pensions" net
     of tax of $85.0 million                                    (132.9)

     FAS 109 "Accounting for Income Taxes"                        33.6

     FAS 112 "Employers Accounting for Postemployment
     Benefits" net of tax of $12.7 million                       (19.9)
                                                                -------
Net loss per statement of earnings                               (90.5)

Add:  effect of after-tax interest expense
      on convertible debentures                                    5.1
                                                                -------
Net loss, as adjusted                                           $(85.4)
                                                                =======
Weighted average number of common
shares outstanding used for primary computation                   46.7

Weighted average number of common
stock equivalents                                                   .5

Add:  effect of converting 8% debentures
      into common stock                                            4.3  (A)
                                                                -------
Weighted average number of common shares
outstanding, as adjusted                                          51.5
                                                                =======
Fully diluted loss per common share                             $(1.66) (B)(C)
                                                                =======


(A) Assumes conversion of convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B) These amounts have been restated to reflect the adoption of Financial Accounting Standards Board No. 112 "Accounting for Postemployment Benefits" in the fourth quarter of 1993, retroactive to January 1, 1993.

(C) This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.
                                  -24-